Exhibit 1.01

QORVO, INC.

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2020

INTRODUCTION

Qorvo, Inc. (herein referred to as the “Company”, “Qorvo”, “we”, “us”, or “our”) presents this Conflict Minerals Report (“CMR”) for the year ended December 31, 2020 (“Reporting Period”), pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This CMR should be read in conjunction with the definitions contained in the instructions to Form SD and related rules of the Securities and Exchange Commission (“SEC”). The SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (also referred to as “3TG”).

COMPANY DESCRIPTION

Qorvo® (Nasdaq: QRVO) makes a better world possible by providing innovative radio frequency solutions at the center of connectivity. We combine highly differentiated technologies, systems-level expertise, and manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things (“IoT”), and other emerging applications that expand the global framework interconnecting people, places, and things. Visit www.qorvo.com to learn how Qorvo connects the world.

During the Reporting Period, Qorvo completed its acquisition of Custom MMIC Design Services, Inc. (“Custom MMIC”), a supplier of high-performance gallium arsenide (“GaAs”) and gallium nitride (“GaN”) monolithic microwave integrated circuits (“MMICs”) for defense and commercial applications, as well as its acquisition of Decawave Limited (“Decawave”), a pioneer in ultra-wide band (“UWB”) technology and provider of UWB solutions for mobile, automotive and IoT applications. Conflict mineral due diligence activities for both Custom MMIC and Decawave, each of which were privately held companies, are completely integrated into Qorvo’s responsible minerals program, and included in the CMR subsections below.

OVERVIEW

Qorvo is committed to the responsible sourcing of minerals and strives to conduct activities that respect and support human rights throughout its global supply chain. We have worked extensively for 12 years on the issue of conflict minerals and recognize that collaborative efforts among industry stakeholders are needed to identify and mitigate the potential risks associated with 3TG extraction in the Democratic Republic of the Congo or an adjoining country (collectively referred to as the “Covered Countries”). Qorvo is a member of the Responsible Minerals Initiative (“RMI”), where we regularly collaborate with industry peers and other stakeholders to address 3TG related issues and promote responsible mineral sourcing.

Although most of our products contain conflict minerals, Qorvo does not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners” or “SORs”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Qorvo is far removed from the mine sites and SORs in its global supply chain, and is therefore considered a “downstream” company, as described by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”). Due to our position in the supply chain, we rely on our “relevant suppliers” – direct suppliers that supply Qorvo with components and/or materials containing 3TG – to provide information on the conflict minerals necessary to the functionality and production of Qorvo products, and we collaborate with industry peers and other stakeholders to meet our responsible mineral goals and customer expectations. Relevant suppliers are requested to assist in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts, including the identification of the smelters and refiners who process the conflict minerals used in the products supplied to Qorvo.

For the Reporting Period, in accordance with Rule 13p-1, we conducted a good faith RCOI to determine if any of the conflict minerals used in our products originated in the Covered Countries, or from recycled or scrap sources. As a result of this effort, we determined that some of the 3TG used in our products may have originated in the Covered Countries. Therefore, we have exercised due diligence to determine the source of these conflict minerals, as described in this CMR below.

Upon the exercise of our due diligence – which is subject to and limited by our ability to obtain reliable information for the conflict minerals used in our products – we have not identified any occurrence where our 3TG sourcing has directly or indirectly financed or benefited armed groups in the Covered Countries.

REASONABLE COUNTRY OF ORIGIN INQUIRY

For the year ended December 31, 2020, Qorvo’s RCOI process began with identifying our relevant 3TG suppliers and surveying those suppliers with the RMI developed Conflict Minerals Reporting Template (“CMRT”). Relevant suppliers were requested to identify the smelters and refiners that processed the 3TG used in their components and/or materials supplied to Qorvo. We evaluated supplier responses for completeness, accuracy, and degree of supply chain risk, and contacted those suppliers whose CMRTs we identified to contain potential risks, and/or incomplete or potentially inaccurate data. We also reviewed the SORs identified by our suppliers against the lists of processing facilities that were validated by a third-party audit program such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), London Bullion Market Association (“LBMA”) Responsible Gold Program, or the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. We obtained country of origin information for the identified SORs from sources including relevant supplier CMRT responses, the RMI’s RCOI report for member companies, and publicly available resources, if we determined such publicly available information to be reliable.

Results of RCOI

Qorvo conducted a 3TG survey of 134 relevant suppliers, including suppliers from the former Custom MMIC and Decawave supply chains, for the Reporting Period. Of these 134 suppliers, 10 were suppliers specific to Custom MMIC or Decawave that were not otherwise a part of Qorvo’s supply chain prior to the acquisitions (“Acquired Suppliers”).

As of April 14, 2021, the results of our RCOI were as follows:

•	99% of relevant suppliers provided a CMRT response to our 3TG survey request.

•	Relevant suppliers identified 246 “eligible” SORs which may process the conflict minerals contained in components and/or materials supplied to Qorvo.

•	We know or have reason to believe that some of the 3TG processed by 47 of the 246 SORs may have originated in the Covered Countries and not solely from recycled or scrap sources.

We have one Acquired Supplier that has not provided a response to our 3TG survey, and three additional suppliers that have not yet identified all the SORs supplying 3TG to their supply chains. Due to these limitations in our sourcing data, we were unable to determine the origin of all the conflict minerals used in our products for the Reporting Period. However, as of the date of this CMR, all SORs that we know or have reason to believe may source from the Covered Countries have been validated as conformant to the RMAP. Qorvo’s due diligence with these suppliers is ongoing and we continue to work our escalation process to drive improvements in their responses.

DUE DILIGENCE DESIGN

Qorvo’s responsible minerals program includes due diligence measures for the use of 3TG in its global supply chain and is designed to conform to OECD Due Diligence Guidance as it relates to our position in the supply chain as a “downstream” company.

DUE DILIGENCE MEASURES PERFORMED

In alignment with the OECD’S five-step framework for risk-based due diligence, Qorvo performed the following activities to exercise due diligence on the source of the 3TG used in our products for the Reporting Period.

(1) Establish Strong Company Management Systems

•

Maintained a Responsible Minerals Policy, which includes Qorvo’s commitment to use responsibly sourced 3TG from the Covered Countries. This Policy is made publicly available on our website at https://www.qorvo.com/about-us/corporate-social-responsibility/our-program. The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.

•

Maintained an internal team, led by Qorvo’s Global Sourcing organization, to implement our responsible minerals program, ensure relevant suppliers are made aware of Qorvo’s policy and expectations for responsible minerals sourcing, and regularly report on the status of Qorvo’s 3TG due diligence efforts to senior management and other relevant Qorvo employees.

•

Maintained a process to achieve control and transparency over our 3TG supply chain, which utilizes the CMRT and supplier engagement to identify the SORs used in Qorvo’s supply chain, and to obtain the 3TG information necessary to meet legal and customer reporting requirements.

•

Communicated our Responsible Minerals Policy, expectations and requirements to relevant suppliers using multiple channels, including our responsible minerals database and Qorvo’s external website. Specific requirements related to conflict minerals are also included in Qorvo’s standard Purchase Order Terms and Conditions, which are available on our website at https://www.qorvo.com/support/supplier-resources.

•

Maintained a whistleblower policy and our existing grievance mechanism to provide open and effective channels of communication, where employees and other parties can submit concerns regarding ethical issues, or any grievance related to Qorvo policies and procedures. Our whistleblower policy and grievance channel can be accessed from Qorvo’s Corporate, Social and Environmental Responsibility web page at https://www.qorvo.com/about-us/corporate-social-responsibility.

•

Monitored the RMI’s Grievance Mechanism Report, Minerals Grievance Platform, and RMI sub-team discussions for 3TG related issues that could be applicable to Qorvo’s supply chain: http://www.responsiblemineralsinitiative.org/rmap/grievance-mechanism.

(2) Identify and Assess Risks in the Supply Chain

•

Conducted bi-annual surveys or “CMRT campaigns” of our relevant suppliers to identify our 3TG sourcing information, including the smelters and refiners that processed the conflict minerals used in Qorvo products for the Reporting Period, and the country-of-origin information for those conflict minerals.

•

Maintained a database and process to track communications with relevant suppliers, analyze the CMRTs provided by relevant suppliers, aggregate supplier CMRT data for Qorvo reporting, and follow-up with suppliers whose CMRTs we identified to contain potential supply chain risks and/or incomplete or inaccurate data.

•

Reviewed the SOR data provided by our suppliers against the list of processing facilities that have received a “conformant” designation from an independent third-party audit program (herein referred to as “conformant” SORs).

•	Compared the conformant SORs reported by our suppliers to the RMI’s sourcing data, which is provided as a benefit of our RMI membership, to conduct our RCOI.

(3) Design and Implement a Strategy to Respond to Identified Risks

•

Updated our supplier monitoring procedure, which is designed to identify and mitigate potential risks presented by relevant suppliers not meeting our expectations for the responsible sourcing of conflict minerals.

•	Contacted suppliers whose CMRT contained incomplete or potentially inaccurate information to request additional clarification to ensure accuracy of the 3TG data reported.

•

Provided resources to relevant suppliers to increase awareness of Qorvo’s expectations and requirements for responsible mineral sourcing and to reduce the risk of inaccurate information received from our suppliers.

•	Monitored potential supply chain risks related to relevant suppliers and their 3TG sourcing data in our responsible minerals database.

•	Performed mitigation efforts with relevant suppliers identified as not meeting Qorvo’s requirements to help bring them into compliance.

•	Contacted a portion of SORs identified in our supply chain to encourage their participation in the RMAP.

•

Provided progress updates to senior management summarizing the 3TG data received from our suppliers during Qorvo’s bi-annual CMRT campaigns, and if necessary, the status of any ongoing mitigation efforts.

(4) Support Independent Third-Party Audits of SOR Due Diligence

•	Utilized the due diligence conducted by programs such as the RMI, LBMA and RJC to coordinate third-party audits of global 3TG processors and validate their responsible sourcing practices.

•

Maintained our membership and participation in the RMI, where we were able to contribute to the organization’s ongoing work in identifying and assessing the sourcing practices of SORs. Qorvo leads the RMI’s Smelter Data Management team, which maintains the research data gathered and reported on 3TG processing facilities. We also participate on teams that determine if facilities meet the RMI’s definition of a smelter or refiner, encourage SORs to participate in the RMAP, manage the development of the CMRT form, and develop best practices for supply chain due diligence. The data on which we relied for certain statements in this CMR was obtained through our membership in the RMI, using the RCOI report for Qorvo (Member Code: QRVO).

(5) Report on Supply Chain Due Diligence

•

Communicated the results of our RCOI and due diligence for the Reporting Period through Qorvo’s Form SD and CMR, which are filed annually with the SEC. These reports are available at: https://ir.qorvo.com/node/5876 and https://www.qorvo.com/about-us/corporate-social-responsibility/our-program.

DUE DILIGENCE RESULTS

Inherent Limitation on Due Diligence Measures Taken

The due diligence measures listed above can only provide reasonable, not absolute, assurance regarding the origin of the conflict minerals used in our products. Our due diligence process is based on obtaining accurate 3TG information from our relevant suppliers and those suppliers obtaining similar information from their supply chains to identify the original sources of the 3TG used in our products. As we do not directly purchase from any SORs – nor do the majority of our suppliers – we have very little influence over SOR sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data and may be subject to fraud.

Smelter and Refiner Due Diligence Results

Qorvo has made a reasonable and good faith effort to collect and analyze information on the 3TG smelters and refiners reported by our relevant suppliers for the Reporting Period. As a result, our suppliers identified 260 SORs as potential sources of the 3TG believed to be in Qorvo’s supply chain. We conducted due diligence on these reported facilities, including whether they are actual smelters or refiners (according to the definitions used by the RMI); whether they are currently operational; and whether they are conformant to a third-party audit program such as the RMAP, LBMA or RJC.

Of the 260 potential SORs identified by our suppliers, 14 were subsequently found to be inoperative in 2020, and therefore not eligible for the RMAP. These facilities are not included in this report as “processing facilities” and are not included in the sections below.

Processing Facilities (“SORS”) Identified for the Reporting Period

The use of the terms “smelters and refiners” and “processing facilities” throughout this CMR refers to 3TG entities that 1) were reported in a supplier’s CMRT for the Reporting Period; 2) determined to meet the RMI’s definition of a smelter or refiner; and 3) determined to be operational in 2020. In some cases, our suppliers reported facilities that Qorvo believes are no longer operational. These facilities are not included in this report as “processing facilities” and are not included in the data below. However, we continue to conduct due diligence on such entities and work with our relevant suppliers to improve the quality of the 3TG data reported to Qorvo.

Figure 1: RMAP Participation Status of Identified SORs by Reporting Year

For the purposes of this CMR, participation status is defined in the following manner:

•	Conformant – SOR has been validated by a third-party audit and found to be conformant to relevant audit protocols including the RMAP, LBMA or RJC.

•	Active – SOR is engaged and participating in a third-party audit program but has not yet completed the audit.

•	Non-Participating – SOR has not yet committed to third-party verification of their responsible mineral sourcing processes.

Figure 2: RMAP Participation Status by Metal for the Reporting Period

Table 1: Identified SORs with Covered Country Sourcing*

All smelters and refiners believed to source from the Covered Countries are conformant to the RMAP as of April 14, 2021.

Mineral	Total SORs Identified	Believed to Source from the Covered Countries	Percentage
Tantalum	37	26	70%
Tin	58	08	14%
Tungsten	40	10	25%
Gold	111	04	04%
Total	246	48	17%

*	Data is based on the RMI’s RCOI report from January 29, 2021.

Table 2: List of Identified SORs in Qorvo’s Supply Chain as of April 14, 2021

Metal	Smelter Name	Smelter ID	Smelter Location

Tantalum	Asaka Riken Co., Ltd.*	CID000092	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211	CHINA

Tantalum	D Block Metals, LLC*	CID002504	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.*	CID000456	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.*	CID000460	CHINA

Tantalum	FIR Metals & Resource Ltd.*	CID002505	CHINA

Tantalum	Global Advanced Metals Aizu*	CID002558	JAPAN

Tantalum	Global Advanced Metals Boyertown*	CID002557	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547	GERMANY

Tantalum	H.C. Starck Inc.*	CID002548	UNITED STATES OF AMERICA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492	CHINA

Metal	Smelter Name	Smelter ID	Smelter Location

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512	CHINA

Tantalum	Jiangxi Tuohong New Raw Material*	CID002842	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506	CHINA

Tantalum	KEMET de Mexico*	CID002539	MEXICO

Tantalum	LSM Brasil S.A.*	CID001076	BRAZIL

Tantalum	Meta Materials*	CID002847	NORTH MACEDONIA

Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163	INDIA

Tantalum	Mineracao Taboca S.A.*	CID001175	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277	CHINA

Tantalum	NPM Silmet AS*	CID001200	ESTONIA

Tantalum	QuantumClean*	CID001508	UNITED STATES OF AMERICA

Tantalum	Resind Industria e Comercio Ltda.*	CID002707	BRAZIL

Tantalum	Solikamsk Magnesium Works OAO*	CID001769	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.*	CID001869	JAPAN

Tantalum	TANIOBIS Co., Ltd.*	CID002544	THAILAND

Tantalum	TANIOBIS GmbH*	CID002545	GERMANY

Tantalum	TANIOBIS Japan Co., Ltd.*	CID002549	JAPAN

Tantalum	TANIOBIS Smelting GmbH & Co. KG*	CID002550	GERMANY

Metal	Smelter Name	Smelter ID	Smelter Location

Tantalum	Telex Metals*	CID001891	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC*	CID001969	KAZAKHSTAN

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CID000616	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CID002508	CHINA

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522	CHINA

Tin	Alpha*	CID000292	UNITED STATES OF AMERICA

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CID003190	CHINA

Tin	China Tin Group Co., Ltd.*	CID001070	CHINA

Tin	CV Venus Inti Perkasa**	CID002455	INDONESIA

Tin	Dowa*	CID000402	JAPAN

Tin	EM Vinto*	CID000438	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Estanho de Rondonia S.A.**	CID000448	BRAZIL

Tin	Fenix Metals*	CID000468	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant*	CID002848	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC*	CID000942	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CID000555	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844	CHINA

Metal	Smelter Name	Smelter ID	Smelter Location

Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231	CHINA

Tin	Luna Smelter, Ltd.*	CID003387	RWANDA

Tin	Ma’anshan Weitai Tin Co., Ltd.*	CID003379	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.*	CID002468	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)*	CID001105	MALAYSIA

Tin	Melt Metais e Ligas S.A.*	CID002500	BRAZIL

Tin	Metallic Resources, Inc.*	CID001142	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.*	CID002773	BELGIUM

Tin	Metallo Spain S.L.U.*	CID002774	SPAIN

Tin	Mineracao Taboca S.A.*	CID001173	BRAZIL

Tin	Minsur*	CID001182	PERU

Tin	Mitsubishi Materials Corporation*	CID001191	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.*	CID002517	PHILIPPINES

Tin	Operaciones Metalurgicas S.A.*	CID001337	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Artha Cipta Langgeng*	CID001399	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya*	CID002503	INDONESIA

Tin	PT Babel Inti Perkasa*	CID001402	INDONESIA

Tin	PT Babel Surya Alam Lestari*	CID001406	INDONESIA

Tin	PT Bangka Serumpun*	CID003205	INDONESIA

Tin	PT Bukit Timah**	CID001428	INDONESIA

Metal	Smelter Name	Smelter ID	Smelter Location

Tin	PT Menara Cipta Mulia*	CID002835	INDONESIA

Tin	PT Mitra Stania Prima*	CID001453	INDONESIA

Tin	PT Prima Timah Utama*	CID001458	INDONESIA

Tin	PT Rajawali Rimba Perkasa*	CID003381	INDONESIA

Tin	PT Rajehan Ariq*	CID002593	INDONESIA

Tin	PT Refined Bangka Tin*	CID001460	INDONESIA

Tin	PT Stanindo Inti Perkasa*	CID001468	INDONESIA

Tin	PT Sukses Inti Makmur**	CID002816	INDONESIA

Tin	PT Timah Tbk Kundur*	CID001477	INDONESIA

Tin	PT Timah Tbk Mentok*	CID001482	INDONESIA

Tin	PT Tinindo Inter Nusa**	CID001490	INDONESIA

Tin	Resind Industria e Comercio Ltda.*	CID002706	BRAZIL

Tin	Rui Da Hung*	CID001539	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.*	CID001758	BRAZIL

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	CID002834	VIET NAM

Tin	Thaisarco*	CID001898	THAILAND

Tin	Tin Technology & Refining*	CID003325	UNITED STATES OF AMERICA

Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158	CHINA

Tin	Yunnan Tin Company Limited*	CID002180	CHINA

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CID003397	CHINA

Metal	Smelter Name	Smelter ID	Smelter Location

Tungsten	A.L.M.T. Corp.*	CID000004	JAPAN

Tungsten	ACL Metais Eireli*	CID002833	BRAZIL

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	CID003427	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513	CHINA

Tungsten	China Molybdenum Tungsten Co., Ltd.**	CID002641	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258	CHINA

Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CID003401	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CID002645	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494	CHINA

Tungsten	Global Tungsten & Powders Corp.*	CID000568	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218	CHINA

Tungsten	H.C. Starck Tungsten GmbH*	CID002541	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769	CHINA

Tungsten	Hydrometallurg, JSC*	CID002649	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.*	CID000825	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321	CHINA

Metal	Smelter Name	Smelter ID	Smelter Location

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316	CHINA

Tungsten	JSC “Kirovgrad Hard Alloys Plant”**	CID003408	RUSSIAN FEDERATION

Tungsten	Kennametal Fallon*	CID000966	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville*	CID000105	UNITED STATES OF AMERICA

Tungsten	KGETS Co., Ltd.*	CID003388	KOREA, REPUBLIC OF

Tungsten	Lianyou Metals Co., Ltd.*	CID003407	TAIWAN, PROVINCE OF CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319	CHINA

Tungsten	Masan High-Tech Materials*	CID002543	VIET NAM

Tungsten	Moliren Ltd.*	CID002845	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC*	CID002589	UNITED STATES OF AMERICA

Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827	PHILIPPINES

Tungsten	TANIOBIS Smelting GmbH & Co. KG*	CID002542	GERMANY

Tungsten	Unecha Refractory metals plant*	CID002724	RUSSIAN FEDERATION

Tungsten	Wolfram Bergbau und Hutten AG*	CID002044	AUSTRIA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CID002830	CHINA

Gold	8853 S.p.A.*	CID002763	ITALY

Gold	Advanced Chemical Company*	CID000015	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter ID	Smelter Location

Gold	Aida Chemical Industries Co., Ltd.*	CID000019	JAPAN

Gold	Al Etihad Gold Refinery DMCC*	CID002560	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	CID000035	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041	UZBEKISTAN

Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058	BRAZIL

Gold	Argor-Heraeus S.A.*	CID000077	SWITZERLAND

Gold	Asahi Pretec Corp.*	CID000082	JAPAN

Gold	Asahi Refining Canada Ltd.*	CID000924	CANADA

Gold	Asahi Refining USA Inc.*	CID000920	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.*	CID000090	JAPAN

Gold	AU Traders and Refiners*	CID002850	SOUTH AFRICA

Gold	Aurubis AG*	CID000113	GERMANY

Gold	Bangalore Refinery*	CID002863	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128	PHILIPPINES

Gold	Boliden AB*	CID000157	SWEDEN

Gold	C. Hafner GmbH + Co. KG*	CID000176	GERMANY

Gold	C.I Metales Procesados Industriales SAS**	CID003421	COLOMBIA

Gold	CCR Refinery—Glencore Canada Corporation*	CID000185	CANADA

Gold	Cendres + Metaux S.A.*	CID000189	SWITZERLAND

Gold	Chimet S.p.A.*	CID000233	ITALY

Gold	Chugai Mining*	CID000264	JAPAN

Metal	Smelter Name	Smelter ID	Smelter Location

Gold	Daye Non-Ferrous Metals Mining Ltd.*	CID000343	CHINA

Gold	DODUCO Contacts and Refining GmbH*	CID000362	GERMANY

Gold	Dowa*	CID000401	JAPAN

Gold	DSC (Do Sung Corporation)*	CID000359	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd. East Plant*	CID000425	JAPAN

Gold	Eco-System Recycling Co., Ltd. North Plant*	CID003424	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant*	CID003425	JAPAN

Gold	Emirates Gold DMCC*	CID002561	UNITED ARAB EMIRATES

Gold	Geib Refining Corporation*	CID002459	UNITED STATES OF AMERICA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	CID001909	CHINA

Gold	Heimerle + Meule GmbH*	CID000694	GERMANY

Gold	Heraeus Germany GmbH Co. KG**	CID000711	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.*	CID000707	CHINA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807	JAPAN

Gold	Istanbul Gold Refinery*	CID000814	TURKEY

Gold	Italpreziosi*	CID002765	ITALY

Gold	Japan Mint*	CID000823	JAPAN

Gold	Jiangxi Copper Co., Ltd.*	CID000855	CHINA

Gold	JSC Novosibirsk Refinery*	CID000493	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter ID	Smelter Location

Gold	JSC Uralelectromed*	CID000929	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937	JAPAN

Gold	Kazzinc*	CID000957	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC*	CID000969	UNITED STATES OF AMERICA

Gold	KGHM Polska Miedz Spolka Akcyjna*	CID002511	POLAND

Gold	Kojima Chemicals Co., Ltd.*	CID000981	JAPAN

Gold	Korea Zinc Co., Ltd.*	CID002605	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC*	CID001029	KYRGYZSTAN

Gold	L’Orfebre S.A.*	CID002762	ANDORRA

Gold	LS-NIKKO Copper Inc.*	CID001078	KOREA, REPUBLIC OF

Gold	LT Metal Ltd.*	CID000689	KOREA, REPUBLIC OF

Gold	Marsam Metals*	CID002606	BRAZIL

Gold	Materion*	CID001113	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.*	CID001119	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147	CHINA

Gold	Metalor Technologies S.A.*	CID001153	SWITZERLAND

Gold	Metalor USA Refining Corporation*	CID001157	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161	MEXICO

Gold	Mitsubishi Materials Corporation*	CID001188	JAPAN

Metal	Smelter Name	Smelter ID	Smelter Location

Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509	INDIA

Gold	Moscow Special Alloys Processing Plant*	CID001204	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220	TURKEY

Gold	Navoi Mining and Metallurgical Combinat*	CID001236	UZBEKISTAN

Gold	Nihon Material Co., Ltd.*	CID001259	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	CID001326	RUSSIAN FEDERATION

Gold	PAMP S.A.*	CID001352	SWITZERLAND

Gold	Planta Recuperadora de Metales SpA*	CID002919	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk*	CID001397	INDONESIA

Gold	PX Precinox S.A.*	CID001498	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.*	CID001512	SOUTH AFRICA

Gold	REMONDIS PMR B.V.*	CID002582	NETHERLANDS

Gold	Royal Canadian Mint*	CID001534	CANADA

Gold	SAAMP*	CID002761	FRANCE

Gold	Safimet S.p.A*	CID002973	ITALY

Gold	SAFINA A.S.*	CID002290	CZECHIA

Gold	Samduck Precious Metals*	CID001555	KOREA, REPUBLIC OF

Metal	Smelter Name	Smelter ID	Smelter Location

Gold	SAXONIA Edelmetalle GmbH*	CID002777	GERMANY

Gold	SEMPSA Joyeria Plateria S.A.*	CID001585	SPAIN

Gold	Shandong Gold Smelting Co., Ltd.*	CID001916	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736	CHINA

Gold	Singway Technology Co., Ltd.*	CID002516	TAIWAN, PROVINCE OF CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	CID001756	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.*	CID001761	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798	JAPAN

Gold	SungEel HiMetal Co., Ltd.*	CID002918	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A*	CID002580	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875	JAPAN

Gold	Tokuriki Honten Co., Ltd.*	CID001938	JAPAN

Gold	TOO Tau-Ken-Altyn*	CID002615	KAZAKHSTAN

Gold	Torecom*	CID001955	KOREA, REPUBLIC OF

Gold	TSK Pretech*	CID003195	KOREA, REPUBLIC OF

Gold	Umicore Precious Metals Thailand*	CID002314	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980	BELGIUM

Gold	United Precious Metal Refining, Inc.*	CID001993	UNITED STATES OF AMERICA

Gold	Valcambi S.A.*	CID002003	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030	AUSTRALIA

Metal	Smelter Name	Smelter ID	Smelter Location

Gold	WIELAND Edelmetalle GmbH*	CID002778	GERMANY

Gold	Yamakin Co., Ltd.*	CID002100	JAPAN

Gold	Yokohama Metal Co., Ltd.*	CID002129	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224	CHINA

*	SOR is conformant to the RMAP.
**	SOR is active in the RMAP and has committed to undergo the assessment.

Table 3: Potential Countries of Origin for SORs Identified for the Reporting Period

Countries from which the 3TG used in Qorvo’s products may have originated based on the RMI’s RCOI report dated January 29, 2021.

Angola*	Guyana	Paraguay
Argentina	Honduras	Peru
Armenia	Hong Kong	Philippines
Australia	Hungary	Poland
Austria	Iceland	Portugal
Azerbaijan	India	Puerto Rico
Bahamas	Indonesia	Qatar
Bangladesh	Iran**	Romania
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda*
Benin	Italy	San Marino
Bolivia	Ivory Coast	Saudi Arabia
Botswana	Japan	Senegal
Brazil	Jordan	Serbia
Brunei	Kazakhstan	Sierra Leone
Bulgaria	Kenya	Singapore
Burkina Faso	Korea, Republic of	Slovakia
Burundi*	Kuwait	Slovenia
Cameroon	Kyrgyzstan	Solomon Islands
Canada	Laos	Somaliland
Cayman Islands	Latvia	South Africa
Chile	Lebanon	South Korea
China	Liberia	Spain

Colombia	Libya	St Vincent and Grenadines
Congo, Democratic Republic of the*	Liechtenstein	Sudan*
Costa Rica	Lithuania	Suriname
Cote d’Ivorie	Luxembourg	Swaziland
Croatia	Macau	Sweden
Cuba**	Madagascar	Switzerland
Cyprus	Malaysia	Taiwan
Czechia	Mali	Tajikistan
Denmark	Malta	Tanzania*
Dominican Republic	Mauritania	Thailand
Ecuador	Mauritius	Togo
Egypt	Mexico	Trinidad and Tobago
El Salvador	Monaco	Tunisia
Eritrea	Mongolia	Turkey
Estonia	Morocco	Uganda*
Ethiopia	Mozambique	Ukraine
Fiji	Myanmar	United Arab Emirates
Finland	Namibia	United Kingdom
France	Netherlands	United States of America
French Guiana	New Caledonia	Uruguay
Gabon	New Zealand	Uzbekistan
Gambia, The	Nicaragua	Venezuela**
Georgia	Niger	Vietnam
Germany	Nigeria	Yemen
Ghana	Norway	Zambia*
Greece	Pakistan	Zimbabwe
Guinea	Papa New Guinea

*	Covered Countries
**

Minerals from this location were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals occurred outside of the United States in a third country by a person other than a United States person.

2021 PLANNED IMPROVEMENTS

Qorvo is committed to the responsible sourcing of 3TG and will continue to advance the implementation of its responsible mineral program with relevant suppliers.

For the 2021 reporting period, we plan to:

•	Continue working with suppliers who may provide incomplete or inaccurate sourcing information and drive them to 100% identification of the actual SORs in the supply chain.

•	Continue working with Acquired Suppliers not meeting Qorvo’s requirements to drive them towards compliance.

•	Continue encouraging smelters and refiners to participate in the RMAP.

Forward Looking Statements

This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

Exhibit A

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT PRIVATE SECTOR AUDIT REPORT

DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

Qorvo, Inc.

To the Board of Directors

RCS Global Ltd (or “RCS”) conducted an Independent Private Sector Audit (IPSA) of Qorvo, Inc. (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2020. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence measures as set forth in the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2020, is in conformity with, in all material respects, the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2020, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

1

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program and the design of the due diligence framework at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company involved in the implementation of these measures. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•

The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2020, as set forth in the Conflict Minerals Report is in conformity with, in all material respects, the OECD Guidance, and

•

The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2020, is consistent with the due diligence process that the Company undertook.

RCS Global Ltd

London, 06 April 2021

Josue Ruiz

Auditor

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